                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN A PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                 [ ]  Confidential, for Use of the Commission
[ ]  Definitive Proxy Statement                       Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                          CAPTEC NET LEASE REALTY, INC.
                          -----------------------------
                (Name of Registrant as Specified in Its Charter)


            ---------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14(a)-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                                                                   [CAPTEC LOGO]
NEWS RELEASE

For Immediate Release


            ISS RECOMMENDS THAT CAPTEC STOCKHOLDERS VOTE IN FAVOR OF
                CAPTEC'S MERGER WITH COMMERICAL NET LEASE REALTY


ANN ARBOR, Mich., November 5, 2001 - Captec Net Lease Realty Inc. (NASD: CRRR) today announced that Institutional Shareholder Services (ISS), the nation's leading independent proxy advisory firm, has recommended that Captec stockholders vote in favor of Captec's proposed merger with Commercial Net Lease Realty, Inc. (CNLR) (NYSE: NNN) at Captec's Special Meeting of Stockholders on November 19, 2001. The recommendations of ISS are relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country.

In reaching its recommendation, ISS held separate meetings with both Captec management and Phillip Goldstein, a dissident stockholder who opposes the merger. In its November 2, 2001 report, ISS summarized its findings as follows:

    "... ISS believes that the board took the necessary steps in conducting a thorough and fair process to sell Captec, including its non-real estate assets. Furthermore, the CNLR merger appears to be a sound transaction for shareholders and maximizes shareholder value. The merger warrants shareholder support."*

ISS supported Captec's conclusion that the merger with CNLR, together with the asset purchase agreement, are in the best interests of Captec and all of its stockholders. ISS further stated that, "no alternative has emerged that is equal in value to the merger." In addition, after considering the dissident's recommendation for pursuing a liquidating trust, ISS dismissed the idea and noted that, "it may take several years before shareholders realize any potential value from those assets... As an alternative, the merger offers shareholders immediate cash value on those assets."

Patrick Beach, chairman, president and chief executive officer of Capetc, said, "We are very pleased that ISS has recommended that stockholders vote FOR Captec's merger with CNLR. The positive recommendation by this well-respected advisory firm provides further support for this value enhancing transaction. Our merger with CNLR provides Captec stockholders with immediate cash consideration and the opportunity to participate in the upside potential of a continued investment in a combined CNLR-Captec. We look forward to completing this merger and enabling all Captec stockholders to realize the benefits inherent in this combination."


                                     -more-

As previously announced on July 2, 2001, the board of directors of Captec unanimously approved a definitive merger agreement with CNLR under which CNLR will acquire all of Captec's outstanding shares for a combination of cash and stock with an aggregate value of approximately $124 million. The merger will create one of the largest and most diversified public REITs in the net lease sector with total assets of approximately $1 billion. The company will boast broader geographic diversification with more than 377 properties in 40 states and greater customer diversity with 96 tenants in 27 different retail lines of trade. The transaction is expected to be completed during the fourth quarter of 2001.

Captec stockholders are urged to sign, date and return the WHITE proxy card today. Please disregard any green proxy card you may have been sent by the dissident stockholder. If you previously voted against the merger, you may change your vote by simply signing, dating and returning a WHITE proxy card now. Failure to vote has the same effect as voting against the merger. For more information about how to vote, please call Captec's proxy solicitor, Georgeson Shareholder Communications at 800-223-2064 (toll-free).


ABOUT CAPTEC
Captec Net Lease Realty, Inc. is a real estate investment trust (REIT) that invests in long-term net leased restaurant and retail properties. At June 30, 2001, Captec owned and/or managed a diversified portfolio of 229 freestanding restaurant, retail and entertainment properties throughout the United States.

For more information about Captec toll-free via fax, dial 1-800-PRO-INFO or 1-800-776-4636, follow the voice menu prompts and enter the company code "CRRR" or 2777 on any touch tone phone or visit the Captec web site at www.captec.com.


* Permission to use quotations neither sought nor obtained


FORWARD-LOOKING STATEMENT
This communication contains certain "forward-looking statements" which represent Captec's expectations or beliefs, including, but not limited to, statements concerning industry performance and Captec's operations, performance, financial condition, plans, growth and strategies. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "anticipate," "intend," "could," "estimate" or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond Captec's control, and actual results may differ materially depending on a variety of important factors, many of which are beyond the control of Captec.

                                      # # #

INVESTORS / MEDIA CONTACT:

        Matt Sherman
        Joele Frank, Wilkinson Brimmer Katcher
        (212) 355-4449